SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K/A
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   February 12, 2009

NXT Nutritionals Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	333-147631
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

56 Jackson Street
Holyoke, MA 01040
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(413) 533-9300
(ISSUER TELEPHONE NUMBER)

718 Richfield Avenue
Kenilworth, New Jersey 07033
(215) 696-8090
 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant's pro forma financial statements and the related notes that will be filed herein.

In this Form 8-K, references to “we,” “our,” “us,” “our company,” “NXT” or the “Registrant” refer to NXT Nutritionals Holdings, Inc., a Delaware corporation.

EXPLANATORY NOTE:

(A)(1)  This Amendment No. 1 to Form 8-K, originally filed on February 12, 2009, is being filed to include restated audited financial statements for the years ended December 31, 2007 and 2006 and restated unaudited financial statements for the nine months ended September 30, 2008 and 2007.

During the Company’s preparation of the transition report to include the audited financial statements of Healthy Dairy, LLC for the year ended December 31, 2008, Management identified errors made in the financial statements issued for the years ended December 31, 2007 and 2006 and in the financial statements issued for the nine months ended September 30, 2008 and 2007.

(A)(2)  In this Amendment No. 1, the Company has labeled the December 31, 2008 and 2007 restated year end financial statements as “restated”. In these financial statement, Management has revised notes 2, 3 and 6 and included as Note 8 a description of the restatement.  Amendment No. 1 also includes a revised and dual dated audit opinion with a dual date of May 12, 2009.

Note 8 to the Year End Financials included in this Amendment No. 1 include the following descriptions of the restatement:

“During 2009, the Company discovered errors in the financial statements issued for the years ending December 31, 2007 and 2006.  The Company has adjusted these financial statements to reflect the following:

Accounts Receivable and Net Sales

The Company identified $79,435 of sales that were improperly recognized during the year ended December 31, 2008, since they were shipped during the year ended December 31, 2007.

Inventory and Cost of Sales

The Company identified inventory that was held by a third party manufacturer that was complete and deemed finished goods by the third party manufacturer. According to our agreement with the third party manufacturer, the Company owns the finished goods when they are ready for shipment.  The Company also identified raw materials that were held by the third party manufacturer on our behalf.  As of December 31, 2007 and 2006, the Company recorded inventory in the amounts of $50,534 and $22,882, respectively.

Accrued Expenses and General and Administrative Expenses

The Company identified $323,528 of expenses that were improperly recorded during the year ended December 31, 2008 for expenses that were incurred during the year ended December 31, 2007.”

In this Amendment No. 1, the Company has also labeled the restated unaudited September 30, 2008 and 2007 financial statements as “restated”.  In these financial statements, Management has revised notes 2 and 3 and included as Note 7 a description of the restatement.

Note 7 to the September 30, 2008 and 2007 Financial statement included in this Amendment No. 1 include the following description of the restatement:

“During 2009, the Company discovered errors in the financial statements issued for the nine months ended September 30, 2008 and 2007.  The Company has adjusted these financial statements to reflect the following:

Accounts Receivable and Net Sales

During 2009, the Company identified $323,528 of expenses that were deducted from net sales during the nine months ended September 30, 2008.  These expenses were reclassified to appropriately be recognized during 2008.  The Company also reclassified $468,081 of expenses from sales to slotting fees, reclamation and customer buybacks during the nine months ended September 30, 2008.  These restatements result in an increase of sales by $790,877, an increase in sales slotting fees, reclamation and customer buybacks of approximately $468,081 and an increase in accounts receivable of $78,703.

Inventory and Cost of Sales

The Company identified inventory that was held by a third party manufacturer that was complete and deemed finished goods by the third party manufacturer. According to our agreement with the third party manufacturer, the Company owns the finished goods when they are ready for shipment.  The Company also identified raw materials that were held by the third party manufacturer on our behalf.  As of September 30, 2008 and 2007, the Company recorded inventory in the amounts of $63,250 and $65,245, respectively.

Accrued Expenses and General and Administrative Expenses

The Company identified $218,718 of expenses that were improperly recorded subsequent the period ended September 30, 2008 for expenses that were incurred during the period ended September 30, 2008. The Company restated the accounts to properly reflect the current period activity.”

Item 1.01 Entry Into A Material Definitive Agreement

As more fully described in Item 2.01 below, we entered into a share exchange agreement (the “Share Exchange Agreement”) with NXT Nutritionals, Inc. (“NXT Nutritionals”), a Delaware company, and the shareholders of NXT Nutritionals (the “NXT Shareholders”) on February 12, 2009 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Share Exchange Agreement, we acquired all of the issued and outstanding common stock of NXT Nutritionals from the NXT Shareholders. In exchange, we issued to the NXT Shareholders, their designees or assigns, 22,480,000 shares of our common stock or 63.06% of the shares of our common stock issued and outstanding after the closing of the Share Exchange.

Pursuant to the terms of the Share Exchange Agreement, Brian Renda, the principal shareholder and former officer and director, cancelled a total of 20,000,000 shares of our Common Stock. A copy of the Share Exchange Agreement is included as Exhibit 2.1 to this Current Report and is hereby incorporated by reference. All references to the Exchange Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

Pursuant to the Share Exchange Agreement, NXT Nutritionals, Inc. became our wholly-owned subsidiary. The directors of NXT have approved the Share Exchange Agreement and the transactions contemplated under the Share Exchange Agreement. The directors of NXT Nutritionals have approved the Exchange Agreement and the transactions contemplated thereunder.

This transaction is more fully described in Section 2.01 of this Current Report. The information therein is hereby incorporated in this Section 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

CLOSING OF SHARE EXCHANGE AGREEMENT

On February 12, 2009, we entered into a Share Exchange Agreement with NXT Nutritionals, and the NXT Shareholders. On the Closing Date, pursuant to the terms of the Share Exchange Agreement, we acquired all of the issued and outstanding common stock of NXT Nutritionals from the NXT Shareholders. In exchange, we issued to the NXT Shareholders 22,480,000 shares of our common stock, representing 63.06% of our outstanding shares.

Pursuant to the Share Exchange Agreement, NXT Nutritionals became our wholly-owned subsidiary. Our directors and shareholders have approved the Share Exchange Agreement and the transactions contemplated under the Share Exchange Agreement. The directors of NXT Nutritionals have also approved the Share Exchange Agreement and the transactions contemplated thereunder.

Pursuant to the Share Exchange Agreement, Brian Renda resigned as the sole officer and director of the company, and Francis McCarthy, Richard M. Jordan, Joshua Rosenbaum, Mark A. Giresi and Theodore Mandes, II were appointed to our board of directors on the Closing Date. Pursuant to a board resolution on the Closing Date and the Share Exchange Agreement, Francis McCarthy was appointed as our President and Chief Executive Officer, and David Briones was appointed as our Chief Financial Officer.

BUSINESS OF NXT NUTRITIONALS

Overview

Pursuant to a unit purchase agreement effective October 31, 2008, NXT Nutritionals, Inc. (“NXT Nutritionals”) acquired 100% of the membership interest in NXT, LLC and Healthy Dairy, LLC (“Healthy Dairy”), two limited liability companies incorporated in the State of Delaware. In exchange, NXT Nutritionals issued a total of 14,000,000 shares of its common stock to the unit holders of the Healthy Dairy and NXT, LLC and 6,000,000 shares of its common stock to Healthy Brands, LLC as a consultant to Healthy Dairy and NXT, LLC. After the closing of the unit purchase, NXT, LLC and Healthy Dairy, LLC became the wholly owned subsidiaries of NXT Nutritionals.

NXT Nutritionals is a developer and marketer of a proprietary, patent-pending healthy alternative sweetening system, and other food and beverage products. The common ingredient for all of the Company’s products is its revolutionary all-natural sweetening system SUSTA™, a minimal calorie, all-natural, nutritional supplement whose ingredients enhance sweetness and reduce the need for sugar.  SUSTA™ serves as an ingredient/sweetener for its all-natural Healthy Dairy™ yogurt smoothies and Healthy Cola products, and will be sold as a stand-alone product as well. NXT Nutritionals will market SUSTA™ in three primary categories:

•	SUSTATM Nectar (table top sweetener alternative)
•	SUSTATM ingredient (beverages, cereals, baked goods, dairy products, candy and chewing gum)
•	and NXT/SUSTATM branded products (beverages, water, nutritional bars and supplements)

NXT Nutritionals’ mission is to provide consumers with unique, healthy, delicious products that promote a healthier lifestyle and combat obesity and diabetes.

SUSTA™ is a minimal calorie, all natural, low glycemic index nutritional sweetening system. It is a proprietary blend of inulin fiber, fructose, botanical extracts, natural flavors, vitamins, minerals, and probiotics that is patent pending in the U.S. and Canada and patented in Australia and New Zealand.

SUSTA Nectar is a table top sweetener alternative, totally free of synthetic or processed chemicals. SUSTA Nectar can be used in coffees, teas, other beverages, cereals, and any other foods that require a sweetener. SUSTA Nectar is targeted at individuals craving sweeteners but for whom sugar is either not a viable option, or is an undesirable option. Healthy Dairy® yogurt smoothies are a SUSTA-enhanced best-in-class, non-fat reduced-calorie yogurt product that is unique in the marketplace.

NXT Nutritionals initial focus will be to bring SUSTA to the retail marketplace nationwide, expand the Healthy Diary yogurt smoothie product line from the east coast to nationwide reach, and eventually to expand the Healthy Dairy brand to include product lines such as cup yogurt and ice cream.

Products

SUSTA™

SUSTA™ is an all-natural low calorie nutritional sweetening system.  SUSTATM transforms sweet to nutritious while stabilizing blood sugar and providing protective nutrition and sustained energy. SUSTATM is a proprietary blend of inulin fiber, fructose, natural flavors, vitamins, minerals, and probiotics and is totally free of synthetic or processed chemicals. SUSTATM has minimal calories, no lingering aftertaste and its ingredients are all-natural.

SUSTA™ Nectar

NXT Nutritionals is focused on launching SUSTA™ Nectar into the U.S. table top sweetener market. SUSTA™ Nectar can be used in coffees, teas, other beverages, cereals, and any other foods that require a sweetener.

Brand awareness of SUSTA™ Nectar will be driven by an aggressive PR campaign and a massive sampling program.  Additionally, more traditional levers in the retail sales channel like advertising, trade incentives, price promotions, couponing, and demonstrations will be employed.    Because of the health benefits of SUSTA™ NXT Nutritionals will next expand into the bulk ingredient segment targeting consumer food and beverage product companies such as General Mills, Smuckers and soft drink giants like Coca Cola and Pepsi Cola. NXT Nutritionals will target these consumer food and beverage companies to incorporate SUSTA into their products to provide a healthy alternative to sugar, artificial sweeteners and other natural sweeteners that do not provide the features and nutritional benefits of SUSTA.

Healthy Dairy® Yogurt Smoothies

NXT Nutritionals has developed a line of SUSTA™-enhanced best-in-class, non-fat reduced-calorie yogurt smoothies which are marketed as Healthy Dairy® Smoothies.  Healthy Dairy® Smoothies are offered in 5 different flavors: strawberry, peach, mixed berry, tropical fruit, and strawberry-banana. They are packaged in 12 bottle cases of 10 oz. plastic bottles.  Healthy Dairy® Smoothies contain cultured pasteurized skim milk, real fruit, pure cane sugar, soluble fiber, tapioca starch, natural flavors, phytosterols (plant sterols), SUSTA™, antioxidant botanicals, and many beneficial vitamins totaling 170 calories per bottle. Healthy Dairy® Smoothies leverages the developed SUSTA™ technology and offers a broad nutritional composition of important nutrients that promote health and fitness with outstanding taste and sweetness with significantly fewer calories than all other current key competitors.

Healthy Diary® smoothies, now in 3,000+ stores in 14 states, hold 6th in category sales nationwide with only regional distribution. The Drinkable Yogurt Market is a 6% share ($221 Million) of the $3.5 Billion Yogurt Market that is growing annually by 5% in the US and 10% globally providing much room for sustainable growth. No other smoothie products in the marketplace today have Healthy Dairy’s® combination of appealing packaging, the health benefits of SUSTATM alternative sweetener, and our taste profile.

Market

SUSTA Nectar

Market Opportunities

The rise in type-II diabetes and the epidemic proportion of obesity result in an increased market demand for alternative sweeteners. SUSTA Nectar is uniquely formulated to take advantage of this demand, targeted at individuals craving sweetness but for whom sugar is either not a viable option, or is an undesirable option. Our target demographics include:

•	Diabetics, individuals on diets, and those proactively managing obesity. Given today’s environment, with the increase in obesity and diabetes, this is a mass market product.

•
The most important group is that of head-of-household moms that bring healthy choices into the household. These moms, who range in age from 20 to 50 years old, make the key food purchase decisions for the household, are employed, and are concerned about health and fitness for their families.

•
Not far behind in terms of focus are consumers who shun synthetic sweeteners.  This list is headed by consumers who have an affinity for natural products, many of whom are fanatical as it relates to purchasing natural products. Consumers are increasingly aware that “you are what you eat” – this awareness has led to a change in consumer behavior as evidenced by the growth of the organic and all natural food sector.

•	And finally, SUSTA Nectar is aimed at those that have active lifestyles and are wellness advocates who tend to be sports enthusiasts, such as runners, bikers, climbers, walkers, devoted exercisers.

Marketing Strategy

NXT Nutritionals’ initial efforts are focused on launching SUSTA Nectar into the U.S. table top sweetener market, and targeted at the natural sweeteners segment that is less entrenched and has less formidable competitors. Brand awareness of SUSTA Nectar will be driven by an aggressive marketing / public relations campaign and a massive sampling program. Additionally, more traditional levers like advertising, trade incentives, price promotions, couponing, and demonstrations will be employed. Because of the health benefits of SUSTA Nectar, especially for diabetics, NXT Nutritionals will partner with a number of health organizations, including the American Diabetes Association, and engage a number of high profile celebrities to use and endorse SUSTA Nectar.

As the launch of SUSTA Nectar takes off in retail channels, we will expand into the bulk ingredient segment. NXT Nutritionals will target  consumer food and beverage product companies such as General Mills, Smuckers and Pepsi to incorporate SUSTA into their products to provide a healthy alternative to sugar, artificial sweeteners and other natural sweeteners.

Healthy Dairy® Smoothies

Market Opportunities

The drinkable yogurt market is a 6% share ($221 Million) of the $3.5 Billion yogurt market. The yogurt market is growing annually by 5% in the U.S. and 10% globally leaving much room for sustainable growth.

Marketing Strategy

Although yogurt products span the globe and are consumed within the majority of the included cultures, Healthy Dairy® will initially target women and the Natural and Health Foods consumers.  The most important group is that of head-of-household moms that bring healthy choices into the household. These moms, who range in age from 20 to 50 years old, make the key food purchase decisions for the household, are employed, and are concerned about health and fitness for their families. Healthy Dairy® will attract these moms due to the health and fitness benefits offered at the initial competitive price. NXT Nutritionals’ goal is to create and maintain a high level of brand loyalty.  Management believes that Healthy Dairy® will gain significant market share by maintaining its advantage with our proprietary, innovative formulation, calorie / portion control, excellent performance, fair pricing,  establishing a brand-customer relationship with our marketing initiatives,  and receiving endorsements from key celebrities.

Healthy Dairy® has produced and shipped thousands of cases of product to many of the largest most respected food stores in the country, and our product is currently in thousands of stores with a concentration on the East Coast, including A&P, Pathmark, Whole Foods and Shop Rite to name a few.  Growth has been directed by a very experienced management team. Their combined years of experience accumulate to over a century of dedicated involvement in the management of global product-lines and their bottom-line profits.

Healthy Dairy® recognizes that to compete with the giants that currently control over 70% of the Drinkable Yogurt Smoothie market is a complex strategy that needs traditional and non-traditional solutions for continued acquisition of their territories. Our competitors have established brands that have built market awareness over many years. To accomplish our goals and increase our market share, Healthy Dairy® has embarked on a plan that requires funding of this multifaceted initiative.  Healthy Dairy® will employ a differentiation strategy by developing a strong brand image with emphasis on our proprietary ingredients, health and fitness benefits, calorie / portion control, superior service, a strong distribution network, and consumer preferred taste.

Distribution

SUSTA Nectar

NXT Nutritionals intends to capture market share in the mainstream grocery channel that we have already begun penetrating with our Healthy Dairy® yogurt smoothie product over the last two years, with several thousand locations up and down the East Coast. Leading brokers in the country, including Advantage Sales and Marketing, C&S and United Distributors, have agreed to carry SUSTA Nectar. Whole Foods, the leading natural grocery chain, has agreed to carry SUSTA Nectar. Management believes that our established relationships with these groups, through existing Healthy Dairy® sales, will allow us to quickly scale up our marketing efforts with SUSTA.

Healthy Dairy® Smoothies Healthy Dairy® recognizes the importance of the distribution and selling functions to a sustainable business and therefore implemented the following actions:

Contracted distribution with C&S Wholesale Grocers who has provided first-class warehousing & distribution services for over 85 years to many U.S. customers. With over 60 warehouse facilities throughout the United States, C&S Associates serve some of the largest supermarket chains in the nation.  C&S Wholesale Grocers ensures fair grocery prices for retailers and consumers by:

o	Purchasing goods directly from the manufacturer
o	Storing stock in vast secure warehouse facilities
o	Distributing products to independent grocery stores, supermarkets & military bases
o	Passing on great savings to consumers assuring quality products at the best prices

•
Contracted sales with Advantage Sales and Marketing, LLC (“ASM”), one of the country's leading sales and marketing agencies. Advantage specializes in outsourced sales, merchandising, category management, and marketing services to manufacturers, suppliers, and producers of food products and consumer packaged goods.  ASM services a variety of trade channels such as grocery, mass merchandise, specialty, convenience, drug, dollar, club, hardware, and home stores.

COMPETITION

SUSTA Nectar

SUSTA’s major competitors in the Alternative Sweetener space are:

Splenda	61% market share
Equal	13% market share
Sweet’n Low	13% market share
Other	13% market share includes a variety of competitors – best known brands/producers in this segment include NutraSweet, ADM, & Cargill
(Source: IRI – Information Resources International)

Although NXT Nutritionals competes against all of the products and companies listed, there are major differences between NXT Nutritionals’ SUSTA and the competitive field in the retail marketplace for alternative sweeteners. SUSTA is a comprehensive nutritional sweetening system, a nutrient dense package of all natural ingredients, and totally free of synthetic or processed chemicals. SUSTA contains a proprietary blend of probiotics, botanical extracts, fiber, vitamins, minerals, and antioxidants that is unique in the retail marketplace today.

SUSTA as a nutritional sweetening system aids in digestion and supports the immune system, is rich in fiber, nutrients, antioxidants and probiotics and is low glycemic. SUSTA is like a sugar-shield in the food we eat. SUSTA works with the body naturally to help tame and transform problem-making, fast absorbing sugars and carbohydrates, into slower absorbing, healthier protected energy. SUSTA provides vital dietary fiber, antioxidants and key cellular nutrients that are needed for a smoother running, more calorie efficient metabolism. And importantly, SUSTA nutrition supports the health of the bones, heart, and immune system.

Management views Splenda, Equal, Sweet’N Low and Truvia (the most prominent of the all natural brands based on the Stevia plant) as its main competitors. We will position SUSTA as a healthy, all natural, low calorie alternative to sugar and artificial sweeteners with our “Naturally Healthy, Naturally Sweet” campaign.

While McNeil Nutritionals has established Splenda as the dominant brand in the space, NXT Nutritionals management believes that with our differentiation marketing plan, which includes celebrity marketing, public relations, a major cause marketing program, and a massive sampling program, we will be ideally positioned to a) start off by taking market share from other all-natural sweeteners that do not have the features and health benefits of SUSTA, and b) after establishing SUSTA, we will begin to take market share from Splenda and the other major artificial sweetener brands. Executing this plan on a nationwide basis will be contingent on the Company’s ability to continue to raise capital.

Healthy Dairy® Smoothies

Healthy Dairy® smoothies is the only major brand of yogurt smoothies that contains plant sterols, which may reduce the risk of heart disease and help lower cholesterol when combined with a low saturated fat and cholesterol diet.

NXT Nutritionals believes that today’s consumers who are concerned about living longer and healthier lives will increasingly switch to Healthy Dairy® Smoothies as consumer awareness of our products increases upon the launch of our advertising, celebrity marketing and public relations campaigns. Our product has high nutritional content, no fat and 1/3 less calories than our closest competitor.

INTELLECTUAL PROPERTY

Patent

The SUSTA formulation is patented in New Zealand and Australia. NXT Nutritionals has filed the patent application for the propriety formulation of its all natural sweetening system, SUSTA, in the United States and Canada.  The patent for SUSTA is held by NXT, LLC, a wholly owned subsidiary of NXT Nutritionals, Inc.

BRIEF SUMMARY OF THE INVENTION

The present invention provides a carbohydrate modifying formulation or agent of synergistic ingredients, pertaining to the metabolism of mono and disaccharides.  Metabolically, the formulation of the invention slows the absorption of sugars, modifies the release of insulin, and stabilizes blood sugar response.  Additionally, the oral ingestion of the formulation of the invention prevents or reduces the formation of dental caries by inhibiting the metabolic capability of dental plaque-forming bacteria to convert sugars into erosive, tooth-decaying acids.

The formulations of the invention provide direct and indirect positive effects on sugar metabolism and blood sugar response.  Thus, the formulations of the invention, when consumed in normal amounts, do not adversely contribute or aggravate such conditions as obesity, diabetes, or dietary-based, hormone related hyperactivity such as that often described in young children.

A formulation of the invention may be in liquid or dry form.  That is, it may be in the form of a powder that comprises or contains the formulation, or in the form of a liquid, either an aqueous liquid or a non-aqueous liquid.  In one preferred aspect, the invention provides a finished, water-based beverage, into which the formulation of the invention is incorporated.  Moreover, the invention provides a finished water-based beverage, which is acidified and which includes a formulation of the invention.

The invention also includes a method of slowing absorption of sugars, for instance, from the intestine of a subject (including but not limited to a human individual), that comprises administering to the subject, or making available for ingestion by the mammal, a formulation of the invention.  The formulation becomes effective when in an aqueous medium, which may be provided extrinsically, for instance by oral or intravenous administration or ingestion of an aqueous liquid containing the formulation, or intrinsically, for instance by ingestion of a solid formulation of the invention which is acted on by the body’s digestive secretions and conveyed to and through the body’s digestive system (an aqueous environment).

Additional objects and advantages of the invention will be apparent from the detailed description as follows:

DETAILED DESCRIPTION OF THE INVENTION AND THE PREFERRED EMBODIMENTS

The present invention provides a formulation having desirable properties built upon synergistic ingredients; maintaining low simple sugar levels; and slowing down the normally rapid absorption of simple sugars from the gut.  This objective best optimizes energy levels by thwarting the potential destabilizing effects on blood sugar and insulin response, by preferably utilizing a polysaccharide matrix of complex carbohydrates and soluble gum fibers.

The invention provides numerous advantages not found in other agents including, but not limited to, limiting the effects of excessive use of ingredients, such as sugar, that may promote greater oxidative stress and actually reduce energy.  Ingredients are preferably chosen from among those that neutralize and inhibit free radical production and oxidative stress and, therefore, help to protect the cellular energy generating mechanisms.  Moreover, presently preferred ingredients are those that assist in the cellular utilization and burning of fuels for energy.  The composition of the invention also provides multiple tiered uses of various timed caloric energy fuels plus the sweetness system disclosed herein for longer, sustained energy.

Trademark

NXT Nutritionals also owns several registered trademarks, including Healthy Dairy®, which applies to its all natural line of dairy products including our Healthy Dairy® non fat yogurt smoothies, and SUSTA: Turns Calories into Healthy Energy®. The Healthy Dairy® trademark is held by Healthy Dairy, LLC, a wholly owned subsidiary of NXT Nutritionals. The SUSTA: Turns Calories into Healthy Energy® trademark is held by NXT, LLC, a wholly owned subsidiary of NXT Nutritionals.

EMPLOYEES

Currently, NXT Nutritionals has one full-time employee, other than the current officers and directors.

DESCRIPTION OF PROPERTY

The principal executive offices of NXT Nutritionals are located at 56 Jackson Street, Holyoke, MA 01040.  Currently NXT Nutritionals does not own any real property. Our office rental expense on a monthly basis is $450.
Healthy Dairy, LLC, and NXT, LLC now operate out of the Company’s principal executive office.

LEGAL PROCEEDINGS

The Company is not currently aware of any pending or threatened legal proceedings against us.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

OUR LIMITED OPERATING HISTORY MAY NOT SERVE AS AN ADEQUATE BASIS TO JUDGE OUR FUTURE PROSPECTS AND RESULTS OF OPERATIONS.

We have a relatively limited operating history. Such limited operating history and the unpredictability of the beverage industry makes it difficult for investors to evaluate our businesses and future operating results. An investor in our securities must consider the risks, uncertainties, and difficulties frequently encountered by companies in new and rapidly evolving markets. The risks and difficulties we face include challenges in accurate financial planning as a result of limited historical data and the uncertainties resulting from having had a relatively limited time period in which to implement and evaluate our business strategies as compared to older companies with longer operating histories.

 WE MAY NEED ADDITIONAL FINANCING TO EXECUTE OUR BUSINESS PLAN.

 The revenues from the sale of our beverage products and the projected revenues from these products are not adequate to support our expansion and product development programs. We will need substantial additional funds to:

•	effectuate our business plan and expand our product line;
•	file, prosecute, defend and enforce our intellectual property rights; and
•	produce and market our products.

There are no assurances that future funding will be available on favorable terms or at all. If additional funding is not obtained, we will need to reduce, defer or cancel development programs, planned initiatives, or overhead expenditures to the extent necessary. The failure to fund our capital requirements could have a material adverse effect on our business, financial condition and results of operations. Moreover, the sale of additional equity securities to raise financing could result in additional dilution to our stockholders and the incurrence of indebtedness would result in increased debt service obligations that could result in operating and financing covenants that would restrict our operations.

NEWLY DEVELOPED PRODUCTS MAY NOT BE COMPATIBLE WITH MARKET NEEDS RESULTING IN AN ADVERSE EFFECT ON OUR SALES AND EARNINGS.

Our business is particularly subject to changing consumer trends and preferences.  Our continued success depends in part on our ability to anticipate and respond to these changes, and we may not respond in a timely or commercially appropriate manner to such changes.  If we fail to invest in extensive market research on consumer health needs in each market we target, we may face limited market acceptance of our products, which could have a material adverse effect on our sales and earnings.

WE MAY ENCOUNTER SUBSTANTIAL COMPETITION IN OUR BUSINESS AND FAILURE TO COMPETE EFFECTIVELY MAY ADVERSELY AFFECT OUR ABILITY TO GENERATE REVENUE.

We believe that existing and new competitors will continue to improve their products and to introduce new products with competitive price and performance characteristics. We expect that we will be required to continue to invest in product development and productivity improvements to compete effectively in our markets. Our competitors could develop a more efficient product or undertake more aggressive and costly marketing campaigns than ours, which may adversely affect our marketing strategies and could have a material adverse effect on our business, results of operations and financial condition.

 Important factors affecting our ability to compete successfully include:

•	the taste and flavor of products;
•	trade and consumer promotions;
•	rapid and effective development of new, unique cutting edge products;
•	attractive and different packaging;
•	branded product advertising; and
•	pricing

In periods of reduced demand for our products, we can either choose to maintain market share by reducing our selling prices to meet competition or maintain selling prices, which would likely sacrifice market share. Sales and overall profitability would be reduced in either case. In addition, we cannot assure that additional competitors will not enter our existing markets, or that we will be able to compete successfully against existing or new competition.

WE RELY ON THE SERVICES OF CERTAIN KEY PERSONNEL.

Our business relies on the efforts and talents of our President and Chief Executive Officer, Francis McCarthy. The loss of Mr. McCarthy’s service could adversely affect the operations of our business. Although we have entered into a two year employment agreement with Mr. McCarthy and Mr. McCarthy has not indicated any intention of leaving us, the loss of his service for any reason could have a very negative impact on our ability to fulfill on our business plan.

WE MAY NOT BE ABLE TO HIRE AND RETAIN QUALIFIED PERSONNEL TO SUPPORT OUR GROWTH AND IF WE ARE UNABLE TO RETAIN OR HIRE SUCH PERSONNEL IN THE FUTURE, OUR ABILITY TO IMPROVE OUR PRODUCTS AND IMPLEMENT OUR BUSINESS OBJECTIVES COULD BE ADVERSELY AFFECTED.

If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and senior technology personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or senior technology personnel, or attract and retain high-quality senior executives or senior technology personnel in the future. Such failure could materially and adversely affect our future growth and financial condition.

PRODUCT LIABILITY CLAIMS AGAINST US COULD RESULT IN ADVERSE PUBLICITY AND POTENTIALLY SIGNIFICANT MONETARY DAMAGES.

As with other food producers, we are also exposed to risks associated with product liability claims if the consumption of our products results in injury or illness. We cannot predict what impact such product liability claims or resulting negative publicity would have on our business or on our brand image. The successful assertion of product liability claims against us could result in potentially significant monetary damages, diversion of management resources and require us to make significant payments and incur substantial legal expenses, although we do carry product liability insurance for potential product liability claims.   Even if a product liability claim is not successfully pursued to judgment by a claimant, we may still incur substantial legal expenses defending against such a claim. Finally, serious product quality concerns could result in governmental action against us, which, among other things, could result in the suspension of production or distribution of our products, loss of certain licenses, or other governmental penalties.

WE COMPETE IN AN INDUSTRY THAT IS BRAND-CONSCIOUS, AND UNLESS WE ARE ABLE TO ESTABLISH AND MAINTAIN BRAND NAME RECOGNITION OUR SALES MAY BE NEGATIVELY IMPACTED.

Our business is substantially dependent upon awareness and market acceptance of our products and brand by our targeted consumers. In addition, our business depends on acceptance by our independent distributors and consumers of our brand. Although we believe that we have made progress towards establishing market recognition for our brand in the industry, it is too early in the product life cycle of the brand to determine whether our products and brand will achieve and maintain satisfactory levels of acceptance by independent distributors and retail consumers.

WE RELY PRIMARILY ON THIRD-PARTY DISTRIBUTORS, THIS COULD AFFECT OUR ABILITY TO EFFICIENTLY AND PROFITABLY DISTRIBUTE AND MARKET OUR PRODUCTS, MAINTAIN OUR EXISTING MARKETS AND EXPAND OUR BUSINESS INTO OTHER GEOGRAPHIC MARKETS.

We do not sell our products directly to our end customers. Instead, we primarily rely on third-party distributors for the sale and distribution of our products. To the extent that our distributors are distracted from selling our products or do not expend sufficient efforts in managing and selling our products, our sales will be adversely affected. Our ability to maintain our distribution network and attract additional distributors will depend on a number of factors, many of which are outside our control. Some of these factors include: (i) the level of demand for our brand and products in a particular distribution area; (ii) our ability to price our products at levels competitive with those offered by competing products and (iii) our ability to deliver products in the quantity and at the time ordered by distributors.

There can be no assurance that we will be able to meet all or any of these factors in any of our current or prospective geographic areas of distribution. Furthermore, shortage of adequate working capital may make it impossible for us to do so. Our inability to achieve any of these factors in a geographic distribution area will have a material adverse effect on our relationships with our distributors in that particular geographic area, thus limiting our ability to maintain and expand our market, which will likely adversely affect our revenues and financial results.

OUR FUTURE SUCCESS RELIES UPON SUSTA, A PATENT PENDING NUTRITIOUS SWEETENING SYSTEM. THERE IS NO ASSURANCE THAT THESE PATENTS WILL BE GRANTED. EVEN IF THEY ARE GRANTED, THERE IS NO ASSURANCE THAT WE WILL HAVE THE RESOURCES TO ENFORCE THE PATENTS THROUGH LITIGATION OR OTHERWISE. THE LOSS OF EXCLUSIVE RIGHT TO SUSTA COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We believe that our business does not infringe upon the valid proprietary rights of others, but there can be no assurance that third parties will not assert infringement claims against us. If infringement claims are brought against us, there can be no assurance that we will have the financial resources to defend against such claims or prevent an adverse judgment against us. In the event of an unfavorable ruling on any such claim, there can be no assurance that a license or similar agreement to utilize the intellectual property rights in question relied upon by us in the conduct of our business will be available to us on reasonable terms, if at all. In the event of an unfavorable ruling on any such claim, there can be no assurance that a license or similar agreement to utilize the intellectual property rights in question relied upon by us in the conduct of our business will be available to us on reasonable terms, if at all.

The core behind our ability to bring to market healthy food products is SUSTA, a patent pending nutritious sweetening system. There can be no assurance any of these pending patents will be granted or, even if they are, that we will have the resources to enforce these patents through litigation or otherwise. In addition, patents granted by the United States Patent Office do not guarantee that competitors in overseas locations will not imitate our products, or patent similar products in other nations.

WE MAY NEED ADDITIONAL CAPITAL TO FUND OUR FUTURE OPERATIONS AND, IF IT IS NOT AVAILABLE WHEN WE NEED IT, WE MAY NEED TO REDUCE OUR PLANNED DEVELOPMENT AND MARKETING EFFORTS, WHICH MAY REDUCE OUR SALES REVENUES.

We believe that our existing working capital and cash available from operations will enable us to meet our working capital requirements for at least the next 12 months. However, the development and marketing of new products and the expansion of distribution channels and associated support personnel requires a significant commitment of resources. In addition, if the markets for our products develop more slowly than anticipated, or if we fail to establish significant market share and achieve sufficient net revenues, we may continue to consume significant amounts of capital. As a result, we could be required to raise additional capital. We cannot assure that additional capital, if required, will be available on acceptable terms, or at all. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned product development and marketing efforts, which could harm our business, financial condition and operating results.

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

 The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Risks Related to Our Common Stock

OUR COMMON STOCK IS QUOTED ON THE OTC BULLETIN BOARD WHICH MAY HAVE AN UNFAVORABLE IMPACT ON OUR STOCK PRICE AND LIQUIDITY.

Our common stock is quoted on the OTC Bulletin Board.  The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or Nasdaq system.  The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

THERE IS LIMITED LIQUIDITY ON THE OTCBB.

When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes in shares of our common stock, there may be a lower likelihood of one's orders for shares of our Common Stock being executed, and current prices may differ significantly from the price one was quoted at the time of one's order entry.

OUR COMMON STOCK IS THINLY TRADED, SO YOU MAY BE UNABLE TO SELL AT OR NEAR ASKING PRICES OR AT ALL IF YOU NEED TO SELL YOUR SHARES TO RAISE MONEY OR OTHERWISE DESIRE TO LIQUIDATE YOUR SHARES.

Currently our Common Stock is quoted in the OTC Bulletin Board market and the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in Bulletin Board stocks and certain major brokerage firms restrict their brokers from recommending Bulletin Board stocks because they are considered speculative, volatile and thinly traded. The OTC Bulletin Board market is an inter-dealer market much less regulated than the major exchanges and our Common Stock is subject to abuses, volatility and shorting. Thus there is currently no broadly followed and established trading market for our Common Stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there.

The trading volume of our Common Stock has been and may continue to be limited and sporadic. As a result of such trading activity, the quoted price for our Common Stock on the OTC Bulletin Board may not necessarily be a reliable indicator of its fair market value. Further, if we cease to be quoted, holders would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our Common Stock and as a result, the market value of our Common Stock likely would decline.

OUR COMMON STOCK IS SUBJECT TO PRICE VOLATILITY UNRELATED TO OUR OPERATIONS.

The market price of our Common Stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our Common Stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our Common Stock.

OUR COMMON STOCK ARE CLASSIFIED AS A “PENNY STOCK” AS THAT TERM IS GENERALLY DEFINED IN THE SECURITIES EXCHANGE ACT OF 1934 TO MEAN EQUITY SECURITIES WITH A PRICE OF LESS THAN $5.00. OUR COMMON STOCK WILL BE SUBJECT TO RULES THAT IMPOSE SALES PRACTICE AND DISCLOSURE REQUIREMENTS ON BROKER-DEALERS WHO ENGAGE IN CERTAIN TRANSACTIONS INVOLVING A PENNY STOCK.

We will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our Common Stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

 Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our Common Stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

      the basis on which the broker or dealer made the suitability determination, and

      that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock, if and when our common stock becomes publicly traded. In addition, the liquidity for our common stock may decrease, with a corresponding decrease in the price of our common stock. Our Common Stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

We make forward-looking statements in Management’s Discussion and Analysis of Financial Condition and Results of Operations and elsewhere in this report based on the beliefs and assumptions of our management and on information currently available to us. Forward-looking statements include information about our possible or assumed future results of operations which follow under the headings “Business and Overview,” “Liquidity and Capital Resources,” and other statements throughout this report preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.

Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed in these forward-looking statements, including the risks and uncertainties described below and other factors we describe from time to time in our periodic filings with the U.S. Securities and Exchange Commission (the “SEC”). We therefore caution you not to rely unduly on any forward-looking statements. The forward-looking statements in this report speak only as of the date of this report, and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

COMPANY OVERVIEW

NXT Nutritionals is a development stage company that focuses on marketing SUSTA Nectar,  a table top sweetener alternative, and developing SUSTA-enhanced products such as Healthy Dairy® Smoothies. Pursuant to a unit purchase agreement effective October 31, 2008, NXT Nutritionals acquired 100% of the membership interest in NXT, LLC and Healthy Dairy, LLC. In exchange, NXT Nutritionals issued a total of 20,000,000 shares of its common stock to the unit holders of Healthy Dairy and NXT LLC and to Healthy Brands, LLC as a consultant. After the closing of the unit purchase, NXT, LLC and Healthy Dairy, LLC became the wholly owned subsidiary of NXT Nutritionals.

SUSTA™ is a minimal calorie, all natural low glycemic index nutritional sweetening system. It is a proprietary blend of inulin fiber, fructose, botanical extracts, natural flavors, vitamins, minerals, and probiotics.

SUSTA Nectar is a table top sweetener alternative, totally free of synthetic or processed chemicals. SUSTA Nectar can be used in coffees, teas, other beverages, cereals, and any other foods that require a sweetener. SUSTA Nectar is targeted at individuals craving sweeteners but for whom sugar is either not a viable option, or is an undesirable option. Healthy Dairy® smoothies are SUSTA-enhanced best-in-class, non-fat reduced-calorie yogurt smoothies which are marketed by Healthy Dairy LLC under a supply and license agreement with NXT Nutritionals.

PLAN OF OPERATIONS

NXT Nutritionals’ initial efforts will be focused on launching SUSTA Nectar into the U.S. table top sweetener market, and targeted at the natural sweeteners segment that is less entrenched and has less formidable competitors. Because of the health benefits of SUSTA Nectar, especially for diabetics, NXT Nutritionals plans to partner with a number of health organizations, including the American Diabetes Association, and engage a number of high profile celebrities to use and endorse SUSTA Nectar.

As the launch of SUSTA Nectar takes off in retail channels, NXT Nutritionals plans to expand into the bulk ingredient segment targeting consumer food and beverage product companies such as General Mills, Smuckers and beverage giants like Coca-Cola and Pepsi-Cola to incorporate SUSTA into their products to provide a healthy alternative to sugar, artificial sweeteners and other natural sweeteners.

Although yogurt products span the globe and are consumed within the majority of the included cultures, Healthy Dairy® will initially target women and the Natural and Health Foods consumers.  The most important target group is that of head-of-household moms that bring healthy choices into the household. Healthy Dairy® will attract these moms due to the health and fitness benefits offered at the initial competitive price. The goal of NXT Nutritionals is to create and maintain a high level of brand loyalty. Management believes that Healthy Dairy® will gain significant market share by maintaining its advantage with our proprietary, innovative formulation, calorie / portion control (1/3 less calories than current competition), excellent performance, fair pricing, and by establishing a brand-customer relationship through our marketing initiatives, including endorsements by key celebrities. Additionally, NXT Nutritionals will capitalize on the progress that we have made in building the Healthy Dairy® brand by introducing new products such as our Smoothies with one full serving of fruits and vegetables, cup yogurt, and ice cream.

Below are the milestones (on a quarterly basis) that NXT Nutritionals is basing its projections of positive cash flow on, as well as assumptions regarding NXT Nutritionals’ capital formation needs.

First Quarter:

•	Complete initial capital raise of $2 million

•	Complete Packaging For SUSTA retail 50 packet box (carton), and Bulk Pouch (for initial sale on NXT Nutritionals ecommerce platform), and SUSTA Collateral Marketing Materials

•	Create celebrity Ad Campaign – preproduction, production, post-production (campaign to launch at the beginning of the Second Quarter)

•	End of First Quarter - Launch SUSTA Bulk product (for Baking, etc.) though our online ecommerce site

Second Quarter:

•	Launch Celebrity Ad Campaign with cause marketing initiatives, public relations, talk show appearances, and targeted media buys (continued into third and fourth quarter)

•	Form ingredients division that will sell SUSTA to other companies as an ingredient / sweetening system

•	Explore joint ventures with other companies on key initiatives such as Metabolic Syndrome.

•	Expand Healthy Dairy® Yogurt Smoothies into additional grocery chains that have been approved.

Third Quarter:

•	Launch National Food Service accounts for SUSTA

•	Formulation of new product lines for Healthy Dairy® brand (cup yogurt, ice cream).

•	Petition for grants for school lunch to fight obesity and diabetes

•	Launch SUSTA branded social network and wellness web site, which will include recipe clubs, health and wellness forums.

•	Launch co-branded health and nutrition forum with Keep it Real Club, a social networking web site

Fourth Quarter:

Launch innovative Healthy Dairy® Product in a 7 oz multipack which contains one full serving of fruit, one full serving of vegetables

•	Major sales and marketing initiative to bring NXT Nutritionals products to School Lunch program(s).

•	Engage Military Broker to bring SUSTA and Healthy Dairy® yogurt smoothies to military sales channel.

RESULTS OF OPERATIONS

Healthy Dairy was formed on February 2, 2004 under the laws of the State of Delaware. Healthy Dairy is a yogurt based beverage company selling non-fat yogurt smoothie products primarily to retailers.

On October 31, 2008, Healthy Dairy was acquired by NXT Nutritionals, an inactive private company, in a transaction that was treated as a reverse acquisition and recapitalization of Healthy Dairy.

The following tables illustrate the comparison of the results of Healthy Dairy’s operations for the nine months period ended September 30, 2008 and 2007 as restated , and the years ended December 31, 2007 and 2006 as restated .

Comparison of the Nine Months Period ended September 30, 2008 and 2007

The following table sets forth the results of Healthy Dairy’s operations for the nine months ended September 30, 2008 and 2007 as restated .

	For the Nine Months Ended September 30,
	2008	2007
	[Unaudited]	[Unaudited]
Sales - net of slotting fees	$1,640,568	$194,411

Cost of sales	1,204,640	370,645

Gross income (loss)	435,928	(176,234)
Operating expenses
General and administrative expenses	480,069	435,595
Total operating expenses	480,069	435,595
Loss from operations	(44,141)	(611,829)
Other income (expense)
Other income	100	-
Interest expense	(23,28 6)	(8,872)
Total other expense - net	(23,18 6)	(8,872)
Net loss	$ (67,326)	$ (620,701)

REVENUES. For the nine months ended September 30, 2008 as compared to the nine months ended September 30, 2007, Healthy Dairy generated revenues of $1,640,568 and $194,411 respectively, reflecting an increase of approximately 743.87% . The increase in revenues was the result of the expansion of Healthy Dairy in additional grocery chains and the acceptance and repeat purchasing by consumers.

COST OF SALES. Cost of Sales, which consists of costs directly related to the production and manufacturing of the Company’s yogurt smoothie products, including product development and print production costs, was $ 1,204,640  for nine months ended September 30, 2008 as compared to $ 370,645 for the nine months ended September 30, 2007, an increase of 225.01%, which was the result of the increase in product sales.

GENERAL AND ADMINISTRATIVE EXPENSES. Healthy Dairy incurred general and administrative expenses of $ 480,069  for the nine months ended September 30, 2008,  an increase of $ 44,474 or 10.21%, compared to $435,595 for the nine months ended September 30, 2007. The decrease in general and administrative expenses was the result of executives foregoing compensation in critical time of the Company’s growth.

NET LOSS.  Healthy Dairy had net loss of $ 67,326 for the nine months ended September 30, 2008 as compared to $ 620,701 for the nine months ended September 30, 2007, a decrease of 89.15%. The decrease in our net loss was the result of more efficient operations and sales approaching breakeven point.

Comparison of the Fiscal Years Ended December 31, 2007 and 2006

The following table sets forth the results of Healthy Dairy’s operations for the years ended December 31, 2007 and 2006 as restated .

	For the Years Ended December 31,
	2007		2006

Sales - net of slotting fees		$479,154		$100,228

Cost of sales		766,291		124,394

Gross loss		(287,137)		(24,166)

Operating expenses
General and administrative expenses		988,135		267,238
Total operating expenses		664,607		267,238

Loss from operations		(1,275,272)		(291,404)

Other income (expense)
Other income		80		688
Interest expense		(13,823)		-
Total other expense - net		(13,743)		688

Net loss	$	(1,289,015)	$	(290,716)

REVENUES. For the year ended December 31, 2007 as compared to the year ended December 31, 2006, Healthy Dairy generated revenues of $ 479,154 and $100,228 respectively, reflecting an increase of approximately 378,06%. The increase in revenues was the result of expansion of Healthy Dairy Yogurt smoothies in the marketplace.

COST OF SALES. Cost of Sales, which consists of costs directly related to the production and manufacturing of  Healthy Dairy’s yogurt smoothie products, including product development and print production costs, was $ 766,291 for the year ended December 31, 2007 as compared to $ 124,394 for the year ended December 31, 2006, an increase of 516.02%, which was the result of an increase of sales of the Healthy Dairy Yogurt smoothies.

GENERAL AND ADMINISTRATIVE EXPENSES. Healthy Dairy incurred general and administrative expenses of $ 998,135 for the year ended December 31, 2007, an increase of $ 730,897 or 273.50%, compared to $267,238 for the year ended December 31, 2006. The increase in general and administrative expenses was the result of necessary expansion of operations to accommodate growth in sales and paying additional slotting charges.

NET LOSS. Healthy Dairy had net loss of $ 1,289,015  for the year ended December 31, 2007 as compared to $ 290,716 for the year ended December 31, 2006, an increase of 343.39%. The increase in our net loss was the result of our product launch in new markets and slotting costs associated with new grocery chains.

MANAGEMENT

Appointment of New Officers and Directors

 In connection with the Exchange Agreement, we appointed five (5) new directors to our board and two (2) new officers.

 The following table sets forth the names, ages, and positions of our new executive officers and directors as of the Closing Date. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified. Directors are elected annually by our stockholders at the annual meeting. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Name	Age	Position
Francis McCarthy	62	Director, President, Secretary and Chief Executive Officer
David Briones	32	Chief Financial Officer
Richard M. Jordan	54	Director, Executive Vice President, General Manager
Joshua Rosenbaum	36	Director and Director of Business Development & Marketing
Mark A. Giresi	51	Director
Theodore Mandes, II	60	Director

The following summarizes the occupation and business experience for our officers, directors, key employees and advisory board:

Francis (Michael) McCarthy, President, Secretary, Chief Executive Officer/ Director

NXT Nutritionals, Inc. is led by entrepreneur and food and beverage industry veteran Francis McCarthy, an executive with over 25 years of experience in the sector. He is the former Vice President of Pepsi-Cola’s Fountain Solutions from 1992 to 1995. While at Pepsi, he was responsible for the development and integration of their Citrus

Hill juice products. Michael was also instrumental in the negotiation and subsequent integration of Hawaiian Punch into the Pepsi-Cola system. The results of this assimilation increased fountain sales more than five hundred percent. He was also a key component in a national sales effort that was successful in landing several large national accounts. He was also part of a special acquisition team that was working to increase Pepsi-Cola’s fountain presence.

As an entrepreneur, Mr. McCarthy has been the driving force behind the development of numerous beverage products. He was responsible for the development of Juice Creations, a product that was successfully launched in Massachusetts and then expanded nationally. After selling his business, Juice Creations, to Pepsi-Cola, Mr. McCarthy built the Juice Creations product line into a $63 million business in the first year after Pepsi Cola’s acquisition.

After his career at Pepsi-Cola, from 1996 to 2001 he was instrumental in the growth of Al’s beverage Company from a small independent manufacturer to one of the largest independent Royal Crown Cola fountain manufacturers in the United States. In his position as COO of Al’s Beverage Company, Mr. McCarthy was responsible for building and operation of one of the most modern independent fountain plants in the country.

Mr. McCarthy continued to work as an independent consultant for Proctor & Gamble and Pepsi-Cola from 2001until 2003, when he began work with NXT, LLC and Healthy Dairy, LLC, the subsidiaries of NXT Nutritionals.

David Briones, Chief Financial Officer

Mr. Briones currently manages the Public Company and Hedge Fund practices at Bartolomei Pucciarelli, LLC (“BP”).  Within that capacity, Mr. Briones performs audit services, outsourced CFO functions, and/or consults clients through difficult SEC comment periods particularly through application of complex accounting principles for a vast public company client base.  BP is a registered firm with the Public Company Accounting Oversight Board.  BP is an independent member of the BDO Seidman Alliance.

Prior to joining BP, Mr. Briones was an auditor with PricewaterhouseCoopers LLP in New York, New York.  Mr. Briones specialized in the financial services group, and most notably worked the MONY Group, Prudential Financial, And MetLife initial public offerings.

Mr. Briones has a Bachelor of Science in Accounting from Fairfield University, Fairfield, Connecticut.  David's professional interests are complemented by a strong commitment to philanthropy and humanitarian causes. His volunteer efforts have benefited such organizations as Habitat for Humanity, New York Cares and Junior Achievement.

Richard M. Jordan, Executive Vice President, General Manager / Director

Richard Jordan is a second-generation member in the food industry, now with over twenty four years experience. He received a Bachelor of Science Degree in Advertising and Marketing from Arizona State University, and holds a Masters Degree from Cornell University in Business and Supermarketing.

After graduating from college, Richard began his career in the food industry with Nabisco Foods, Inc. After three years with Nabisco, Richard was promoted through various positions, achieving the position of Sales Manager, was honored as Salesman of the year for Nabisco Brands and served as assistant to the Vice President of Sales and Marketing.

In 1983 Richard joined The New York State Food Merchants Association, a lobbying and trade relations firm, accepting the position of Director of Trade Relations. In 1987 he was promoted to the office of Executive Vice President and General Manager, the position held until 1991.

Richard then served at Jordan Associates Inc., a food brokerage firm, where he oversaw the Northeast and Middle Atlantic States. Prior to his current position at NXT, Mr. Jordan was Director of Sales for Healthy Dairy, LLC, now a wholly owned subsidiary of NXT Nutritionals, Inc. In addition to being past President of The Catholic Institute of the Food Industry, Richard chairs a committee on the Food Industry for Covenant House. He also sits on the advisory committee for the Deborah Heart and Lung Foundation.

Joshua Rosenbaum, Director of Business Development & Marketing / Director

Throughout his career as an entrepreneur, Mr. Rosenbaum has excelled in delivering innovative marketing, finance, and consulting services to clients in many different sectors. Through his management consulting efforts, and in some instances serving on the Board of Directors, he has assisted both private and public companies with their marketing and capital formation needs.

As founder of Green Light Productions, Inc., where he has served as President since 1996, he has guided both start-ups and established businesses with marketing strategy and positioning, branding, design and production, internet strategy, cutting edge marketing and public relations campaigns, and capital formation.

Mr. Rosenbaum is currently on the Board of Directors of NXT Nutritionals, Inc. and serves as the Company’s Director of Business Development and Marketing. Additionally, he is on the Board of Directors of Cutting Edge IT Solutions, an IT services company. He was also on the Board of Directors of a private healthcare informatics company, which was later acquired by a NASDAQ listed company. As a serial entrepreneur, Mr. Rosenbaum has founded or co-founded numerous companies over the last 13 years.

Mr. Rosenbaum has provided consulting and capital formation services to a wide variety of emerging companies in many different sectors including: organic and all-natural products, food and beverage, software, healthcare informatics, IT services, energy, and construction.

His media sector experience includes his position as a Producer, Head Researcher and Supervising Editor for the financial television program The Bull and the Bear, which was taped on location at the U.S. Chamber of Commerce in Washington, DC and aired on the Comcast / GoodLife Television Network, the Nostalgia Channel and Jones Cable Knowledge TV. Additionally, he served as a Producer and Head Researcher of a 13 part documentary series that was the recipient of an NEA (National Education Association) award for the “Advancement of Learning through Broadcasting,” and 3 Telly Awards.

Mark A. Giresi, Director

Mark A. Giresi is a retail executive with almost 25 years of experience in various operations and legal roles in the United States and internationally.  Most recently, he served as Executive Vice President, International for Limited Brands, Inc., a $9 billion dollar specialty retail business trading under the Victoria’s Secret, Bath & Body Works, White Barn Candle Co., and Henri Bendel brands. In that role, he led the development of the Company’s International growth strategy and the day-to-day management of the growth of Victoria’s Secret and Bath & Body Works outside of the United States.  In May 2005, he was appointed EVP, Retail Operations, responsible for the Company’s Real Estate, Store Design and Construction, Visual Merchandising, Store Operations, and Loss Prevention and Brand Protection functions.  He was on the Executive Committee of the Company, responsible for its strategy and the overall business performance of its branded specialty retail businesses.

Mr. Giresi joined Limited Brands in February, 2000 as Vice President of Store Operations and in August, 2001 was promoted to Senior Vice President, Chief Stores Officer for the Company’s almost 4,000 retail stores.

Prior to joining Limited Brands, Mr. Giresi was Senior Vice President of U.S. Franchise Operations and Development for Burger King Corporation, responsible for the restaurant operations and support to almost 8,000 franchise-owned and operated stores together with all real estate investments in the U.S. business.  From 1993 through 1998 he held the position of Senior Vice President, Worldwide General Counsel and Secretary for Burger King.  During that time, he was also a member of the Board of Directors of Restaurant Services, Inc., the independent purchasing cooperative for the U.S. Burger King System.  He began his career with Burger King as a real estate attorney in 1985 and has published numerous articles and spoken on various franchise and intellectual property law topics. Mr. Giresi was a member of the first United States – South Africa Commercial Law Delegation established by the United States Department of Commerce and the government of South Africa.

Mr. Giresi has served on several philanthropic and business association boards, including the Board of Directors of the Beacon Council, the business development agency for Miami-Dade County, Florida, the Miami Philharmonic and the International Franchise Association. He currently serves on the Board of Directors of UFood Grille, a publicly-traded, franchised restaurant business, Fiduciary Trust International of the South, an investment management firm, and the Boys and Girls Clubs of Columbus, Ohio, where he served as the Treasurer and a member of the Executive and Human Resource committees.

Mr. Giresi is a past recipient of the Italian-American businessman of the year by the National Italian American Foundation in South Florida. In 2004, he received the Champions Award from Safe Horizons, a leading domestic violence prevention organization in New York City.  He is an attorney at law of the State of New Jersey. He earned a law degree in 1983 from Seton Hall University and a Bachelor of Science degree in accounting in 1980 from Villanova University.

Theodore Mandes, II, Director

Ted Mandes is an experienced entrepreneur, executive and investor. Mr. Mandes played professional golf until 1975, and then entered the business world as an account executive in the ladies apparel business. After a successful stint in New York, he founded Mandes and Associates. It was during this time that Mr. Mandes honed his marketing skills to make his company one of the largest agents to the trade. During his career in the apparel business, Mr. Mandes developed divisions of Federated Department Stores, May co. JC Penny and other multiple store groups into multi-million dollar accounts for many of the major wholesale companies that his firm represented.

As an investor, Director and entrepreneur, Mr. Mandes has consistently recognized and understood trends well ahead of the rest of the market, from new innovations in apparel to developing inserts and needs for diabetic patients with conditions like peripheral neuropathy.

In 1994 he founded Bioform, Inc. with Stephen Warner, a pedorthic foot care company that dealt with orthopedic foot problems but also addressed the needs of diabetics. While developing this opportunity, the urgent need to address the alarming increase in the incidence of obesity and diabetes in the United States became apparent to Mr. Mandes.

Mr. Mandes sits on the Board of Directors of the Raymond F. Kravis Center and the Palm Beach Counties performing arts center. He also developed and chairs the Palm Beach Wine Auction, the most productive fundraising event for the performing arts center's award winning education department. His mission "is to further advance the educational experience of our youth - it is more than just a cause it is an ongoing obligation." Over 85,000 students have attended live performances camps and other workshops every year for the past 16 years.

Employment Agreements

As more fully described in Item 5.02, we have entered into employment agreements with our officers, Francis McCarthy and David Briones.

Family Relationships

None.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

EXECUTIVE COMPENSATION

NXT NUTRITIONALS HOLDINGS COMPENSATION SUMMARY

Summary Compensation Table

The following table shows for the periods ended December 31, 2008 and 2007, compensation awarded to or paid to, or earned by, our officer and director.
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Brian Renda, President, CEO, CFO	2009	$	—	20,000,000(1)	—	—	—	—	$

(1)	On August 22, 2008, we issued 20,000,000 shares of our common stock to Brian Renda as compensation for services rendered to us.

Outstanding Equity Awards at Fiscal Year End

There are no outstanding equity awards at December 31, 2008.

NXT NUTRITIONALS COMPENSATION SUMMARY

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Francis McCarthy, President, CEO, CFO	2008	$30,423	—	610,000(1)	—	—	—	—	$36,523
Joshua Rosenbaum, Director	2008	$--	—	610,000(1)	—	—	—	—	$6,100
William Howe, Director	2008	$--	—	610,000(1)	—	—	—	—	$6,100

(1)	On August 18, 2008, we issued 610,000 shares of our common stock valued at $.01 per share to each of the above mentioned officers and directors as compensation for founder services.

Outstanding Equity Awards at Fiscal Year End

There are no outstanding equity awards at December 31, 2008.

Option Plan

There are no stock options and no common shares set aside for any stock option plan.

PRINCIPAL STOCKHOLDERS

Pre-Closing

The following table sets forth certain information regarding our common stock beneficially owned, prior to the closing of the Exchange Agreement, for (i) each shareholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

Name	Number of Shares Beneficially Owned	Percent of Shares (1)
Brian Renda 718 Richfield Avenue Kenilworth, New Jersey 07033	20,000,000	60.29%
Officers and Directors as a Group (1)	20,000,000	60.29%

(1)	Based on 33,170,000 shares of common stock outstanding prior to the Closing Date.

Post-Closing

The following table sets forth certain information regarding our common stock beneficially owned on February 12, 2009, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, after the closing of the Exchange Agreement.

Name	Number of Shares Beneficially Owned	Percent of Shares (1)
Francis McCarthy, President, CEO, CFO, Director (2)	4,136,000	11.60%
Joshua Rosenbaum, Director (2)	1,910,000	5.36%
Richard M. Jordan, Director (2)	250,000	0.70%
Mark A. Giresi, Director (2)	765,000	2.15%
Theodore Mandes, II, Director (2)	765,000	2.15%
Ed Tubel	2,400,000	6.73%
Frank Corsini	2,496,000	7.00%
Officers and Directors as a Group	7,826,000	21.95%

(1)	Based on 35,650,000 shares of common stock outstanding after the closing of the Share Exchange Agreement.
(2)
Management shareholders have entered into a Lock-up Agreement with us pursuant to which management has agreed not to sell or otherwise dispose of their shares of the Company’s common stock for a period of eighteen months from the close of the Share Exchange Agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

NXT Nutritionals Holding, Inc.

Steve Merry is deemed to be our promoter. On April 25, 2006, 20,000,000 shares post-split were issued to Steve Merry as founder’s shares for services rendered as our President.

On August 22, 2008, Steve Merry cancelled the 20,000,000 shares post split that we issued to him as founder’s shares. As of the same date on which Mr. Renda was appointed as our sole officer and director, we issued 20,000,000 shares of our common stock to Brian Renda as compensation for his services rendered to us.

NXT Nutritionals, Inc.

Effective October 31, 2008, NXT Nutritionals entered into a share exchange agreement with Healthy Dairy, LLC, NXT, LLC, Healthy Brands, LLC, and the unitholders of Healthy Dairy, LLC and NXT, LLC. Pursuant to the share exchange agreement, as one of the conditions for the NXT Merger, NXT Nutritionals issued to NXT LLC unitholders and Heath Dairy unitholders a total of 14,000,000 shares of its common stock at par value $.001 per share in consideration for 100% membership interest in NXT, LLC and Healthy Dairy, LLC. In addition, pursuant to the share exchange agreement, NXT Nutritionals also issued 6,000,000 shares of its common stock at par value $.001 per share representing 30% of the Common Stock outstanding, in consideration for the consulting and founder services provided by Healthy Brands.   Francis McCarthy, the President, CEO and Director of NXT Nutritionals was also a minority unitholder of Healthy Dairy and NXT, LLC, as well as Healthy Brands, LLC.

(A)	Loans Payable – Related Parties

In December 2006 and March 2007, respectively, Healthy Dairy received an aggregate $150,000 and $50,000 from three related party members.  These advances, totaling $200,000, bear interest at 7.2% and are secured by all assets of Healthy Dairy.  These advances are due on March 21, 2009.

On March 7, 2008, Healthy Dairy entered into a loan agreement with a related party member to borrow an amount up to $388,500, of which $120,273 was advanced, with no stated terms during December 2007. An additional $268,000 was advanced during 2008. These loans bear interest at 6% with a default rate of interest of 12%.  The loans are secured by all assets of Healthy Dairy.  These loans are due on March 7, 2010.

Royalty Payable – Related Party

Healthy Dairy, LLC has a royalty license agreement with an entity whose president is also the president of the Company.  Healthy Dairy, LLC licenses “SUSTA” for use in its retail products.  The terms of the agreement require Healthy Dairy, LLC to pay a royalty of $0.05 per case of product sold.  Royalty expense for the nine months ended September 30, 2008 and 2007 were $5,241 and $1,180, respectively.  Royalty expense is included as a component of general and administrative expense.

At September 30, 2008 and December 31, 2007, the balance due under this royalty license agreement to this related party was $14,971 and $10,150, respectively.

LEGAL PROCEEDINGS

There is no pending ligation against NXT Nutritionals Holdings, Inc, NXT Nutritionals, or any of the subsidiaries of NXT Nutritionals.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

DESCRIPTION OF SECURITIES

We are authorized to issue 200,000,000 shares of our common stock, par value $.001 and 50,000,000 shares of preferred stock, par value $.001. As of February 12, 2009 after the close of the Share Exchange Agreement, 35,650,000 shares of common stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding, including shares issued pursuant to the closing of the Share Exchange Agreement.

 (a)           Common Stock. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our certificate of incorporation and by-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights.

(b)           Preferred Stock. Our board of directors has the authority, within the limitations and restrictions in our amended articles of incorporation, to issue 50,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common Stock, including voting rights, of the holders of our common Stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock. We currently have no plans to issue any shares of preferred stock.

(c)           Debenture and Warrant. We plan to complete a qualified offering up to $5,000,000 of investment units, each consisting of a secured convertible debenture with full ratchet anti-dilution protection in the amount of

$65,000 convertible into shares of our common stock at a conversion price of $0.40 per share, and a warrant with full ratchet anti-dilution protection at an exercise price of $0.60 per share (collectively, the “Private Placement Securities”).

In connection with a bridge loan financing completed in February, 2009, NXT Nutritionals issued to 14 holders debenture (the “Bridge Debenture”) with a principal amount of $ 1,195,000 with 10% annual interest to purchase its common stock with a conversion price of $.40 per share, and five year warrants to purchase its common stock with an exercise price of $.40 per share.

Upon completion of the qualified offering, the principal amount and interest of the Bridge Debenture will automatically be converted into an amount of Private Placement Securities equal to one hundred percent (100%) of the principal amount and interest.

 INDEMNIFICATION OF OFFICERS AND DIRECTORS

The General Corporation Law of Delaware, Section 102(b)(7) provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

 Our by-laws provide that we shall indemnify our officers and directors in any action, suit or proceeding unless such officer or director shall be adjudged to be derelict in his or her duties.

CHANGE IN AND DISAGREEMENT WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Please see Item 4.01 of this Current Report on Form 8-K for a description of changes and disagreements with accountants, which is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Share Exchange Agreement on February 12, 2009, we issued 22,480,000 shares of our Common Stock to the shareholders of NXT Nutritionals, their affiliates or assigns, in exchange for 100% of the outstanding shares of NXT Nutritionals. Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempt from registration, in part pursuant to Regulation S and Regulation D under the Securities Act of 1933 and in part pursuant to Section 4(2) of the Securities Act of 1933. We made this determination based on the representations of the NXT Nutritionals shareholders which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the NXT Nutritonals Shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 4.01 Change in Registrant’s Certifying Accountant.

On February 12, 2009, we terminated Gately & Associates, LLC (the “Gately”) as our independent registered public accounting firm in connection with the reverse merger. We engaged a new independent registered public accounting firm, Berman & Company, P.A. (the “Berman”) who provided the audit of NXT Nutritionals. Pursuant to Item 304(a) of Regulation S-K under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, we report as follows:

(a)	(i)	Gately was terminated as our independent registered public accounting firm effective on February 12, 2009.
(ii)
For the two most recent fiscal years ended December 31, 2007 and 2006, Gately’s report on the financial statements did not contain any adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than for a going concern.

	(iii)	The termination of Gately and engagement of Berman was approved by our Board of Directors.
(iv)
We and Gately did not have any disagreements with regard to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure for the audited financials for the fiscal years ended December 31, 2007 and 2006, and subsequent interim period from January 1, 2008 through the date of dismissal, which disagreements, if not resolved to the satisfaction of Gately, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

	(v)	During our fiscal years ended December 31, 2007 and 2006, and subsequent interim period from January 1, 2008 through the date of dismissal, we did not experience any reportable events.

(b)		On February 12, 2009, we engaged Berman to be our independent registered public accounting firm.
(i)
Prior to engaging Berman, we had not consulted Berman regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on our financial statements or a reportable event, nor did we consult with Berman regarding any disagreements with its prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

	(ii)	We did not have any disagreements with Gately and therefore did not discuss any past disagreements with Gately.

(c)
We have requested Gately to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made by us regarding Gately. Attached hereto as Exhibit 16.1 is a copy of Gately’s letter to the SEC dated February 12, 2009.

Item 5.01 Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Share Exchange Agreement effective February 12, 2009, we issued 22,480,000 shares of our Common Stock to the shareholders of NXT Nutritonals, their affiliates or assigns in exchange for the transfer of 100% of the outstanding shares of NXT Nutritionals by the shareholders of NXT Nutritionals. As such, immediately following the Share Exchange, the shareholders of NXT Nutritonals held approximately 63.06% of the total combined voting power of all classes of our outstanding stock entitled to vote.

Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

In connection with the Closing of the share exchange, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 of this Current Report, Brian Renda resigned as our President, Chief Executive Officer, Chief Financial Officer, and Chairman.

Further, effective February 12, 2009, Francis McCarthy, Richard Jordan, Joshua Rosenbaum, Mark A. Giresi, and Theodore Mandes, II (the “New NXT Directors”) were appointed as members of our board of directors. Finally, effective February 12, 2009, our Directors appointed the following officers:  Francis McCarthy, as President and Chief Executive Officer, and David Briones, as Chief Financial Officer.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)   Resignation of Directors

Effective February 12, 2009, Brian Renda resigned as the Chairman of our Board of Directors. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

(b)   Resignation of Officers

Effective February 12, 2009, Brian Renda resigned as our President, Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer.

(c)   Appointment of Directors

Effective February 12, 2009, the following persons were appointed as members of the Board of Directors:

Name	Age	Position

Francis McCarthy	62	Chairman of the Board

Richard M. Jordan	54	Director

Joshua Rosenbaum	36	Director

Mark A. Giresi	51	Director

Theodore Mandes, II	60	Director

Please also see the section entitled “Management” of Section 2.01 of this current report for the business experience of the new officers and directors, whose information is herein incorporated by reference.

(d)   Appointment of Officers

Effective February 12, 2009, the directors appointed the following persons as our executive officers, with the respective titles as set forth opposite his or her name below:

Name	Age	Position
Francis McCarthy	62	President and Chief Executive Officer

David Briones	32	Chief Financial Officer

Please also see the section entitled “Management” of Section 2.01 of this current report for the business experience of the new officers and directors, whose information is herein incorporated by reference.

e)  EMPLOYMENT AGREEMENTS OF THE EXECUTIVE OFFICERS

On February 12, 2009, we entered into a three year Employment Agreement with Francis McCarthy such that he will serve as our President and Chief Executive Officer.  The Agreement provides for an annual salary of $120,000, and bonuses as approved by the Board of Directors.  A copy of this Agreement is included in this Current Report as Exhibit 10.1.

On February 12, 2009, we entered into a two year Employment Agreement with David Briones such that he will serve as our Chief Financial Officer.  The Company also has a consulting agreement with Bartolomei Pucciarelli, LLC, a related party to Mr. Briones, to provide accounting and tax services pursuant to which Mr. Briones will receive a total of 200,000 of our common shares over a two year time period.  A copy of this Employment Agreement is included in this Current Report as Exhibit 10.2.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 12, 2009, our Board of Directors approved by unanimous written consent a change in our fiscal year end from March 31 to December 31.

Item 5.06 Change in Shell Company Status

As explained more fully in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Closing of the Share Exchange. As a result of the Share Exchange, NXT Nutritionals became our wholly owned subsidiary and became our main operational business. Consequently, we believe that the Share Exchange has caused us to cease to be a shell company. For information about the Share Exchange, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

 The Restated Unaudited Financial Statements of Healthy Dairy, LLC as of September 30, 2008 and 2007 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

The Restated Audited Financial Statements of Healthy Dairy, LLC as of December 31, 2007 and 2006 are filed as Exhibit 99.2 to this current report and are incorporated herein by reference.

The Audited Financial Statements of NXT Nutritionals, Inc. for the period from August 4, 2008 (Inception) to September 30, 2008 are filed as Exhibit 99.3 to the current report on Form 8-K filed February 12, 2009 and are incorporated herein by reference.

(b)	PRO FORMA FINANCIAL INFORMATION.

None.

(c)	EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description

2.1	Share Exchange Agreement among NXT Nutritionals Holdings, Inc., NXT Nutritionals, Inc., and the shareholders of NXT Nutritionals, Inc. **

10. 1	Employment Agreement with Francis McCarthy **

10.2	Employment Agreement with David Briones **

10.3	Lock-up Agreement with Management Shareholders **

14.1	Code of Ethics *

16.1	Letter from Gately and Associates, LLC on February 12, 2009 **

99.1	Restated Unaudited Financial Statement for Healthy Dairy, LLC for the Nine Months ended September 30, 2008 and 2007

99.2	Restated Audited Financial Statement for Healthy Dairy, LLC for the Years ended December 31, 2007 and December 31, 2006

99.3	Audited Financial Statements of NXT Nutritionals, Inc. for the period from August 4, 2008 (Inception) to September 30, 2008 **

*Filed as exhibit to Form 10-KSB filed on May 30, 2008 and incorporated herein.
**Filed as exhibit to Form 8-K filed on February 12, 2009 and incorporated herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NXT Nutritionals Holdings, Inc.
Date: May 22 , 2009	By:	/s/ Francis McCarthy
Name: Francis McCarthy
Title: President and Chief Executive Officer